AUTHORIZATION
I hereby authorize Katharine
Kane, Shannon S. Thompson,
Elizabeth M. Bedell, Tonya
Moran, Joseph S. Jablonski,
Erin E. Hilton and John
Whitney or any one of them
to sign and file on my
behalf any and all forms
required by the Securities
and Exchange Commission
pursuant to Section 16 of
the Securities Exchange
Act of 1934 (the "Exchange
Act") relating to the
reporting of beneficial
ownership of equity
securities of Texas
Instruments Incorporated
(the "Company"), and of
changes in such beneficial
ownership, as well as any
and all representation
letters that may be
required in connection
with sales by me of equity
securities of the Company,
together with any and all
amendments to the foregoing.
This authorization shall be
effective on and after the
date set forth below and
shall continue in effect,
unless earlier revoked by
me in writing, until I am
no longer required to file
such forms and letters
provided, however, that
this authorization shall
be deemed revoked with
respect to any individual
named above upon such
individual's termination
of active service with
the Company. On and after
the date set forth below,
any authorization
previously granted by
me concerning the
subject matter hereof
is revoked.
I acknowledge that
the persons authorized
hereunder are not
assuming, nor is the
Company assuming, any
of my responsibilities
to comply with Section
16 of the Exchange Act
and other relevant
securities laws.
Dated as of 13th day of
December 2025.
Carrie S. Cox